Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211702

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 17, 2016)

260,000,000 Ordinary Shares represented by

2,600,000 American Depositary Shares

This prospectus supplement relates to the offer and sale of 260,000,000 ordinary shares of Immutep Limited (previously known as “Prima BioMed Ltd”), represented by 2,600,000 American Depositary Shares, or the ADSs. Each ADS represents 100 ordinary shares, no par value.

In a concurrent private placement, we are also selling to purchasers of ADSs in this offering, for no additional consideration, a warrant to purchase up to 0.80 ADSs for each ADS purchased in this offering; we refer to these warrants as the Purchase Warrants. The Purchase Warrants will be exercisable beginning on the date of issuance, or the Initial Exercise Date, at an exercise price of $2.50 per ADS and will expire three years following the effective date of a registration statement registering the sale of the Warrant Shares issuable upon exercise of the Purchase Warrants. The Purchase Warrants, the ADSs issuable upon exercise of the Purchase Warrants (which we refer to as the Warrant ADSs) and the ordinary shares represented by the Warrant ADSs (which we refer to as the Warrant Shares) are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D. The Purchase Warrants are not and will not be listed for trading on any national securities exchange.

The ADSs are listed on the NASDAQ Global Market under the symbol “IMMP” and our ordinary shares are listed on the Australian Securities Exchange, or ASX, under the symbol “IMM.” On December 17, 2018, the last reported sale price of the ADSs on the NASDAQ Global Market was $2.21 per ADS and the last reported sale price of our ordinary shares on the ASX was A$0.033 per share.

Investing in the ADSs involves a high degree of risk. Before buying any securities, you should carefully consider the risk factors described in “Risk Factors“ beginning on page S-5 of this prospectus supplement.

	Per ADS	Total
Public offering price	$2.00	$5,200,000
Proceeds to us, before expenses(1)	$2.00	$5,200,000

(1)

We have agreed to reimburse the lead purchaser for certain expenses incurred in connection with this offering. For additional information on expense reimbursement, see “Plan of Distribution” beginning on page S-13.

We anticipate delivery of the ADSs to purchasers on or about December 20, 2018.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 18, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated June 17, 2016 are part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of ADS representing our ordinary shares. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information; Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy ADSs representing our ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement or of any sale of the ADSs.

Unless the context otherwise requires, references in this prospectus supplement to “Immutep,” the “Company,” “we,” “us” and “our” refer to Immutep Limited and its subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. In addition, this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include certain references to ClinicalTrials.gov identifiers; such website address is provided as a textual reference only, and the information on, or accessible through, such website is not a part of this prospectus.

Immutep is our trademark and is a registered trademark. In addition, this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include other trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or the information incorporated herein or therein by reference are the property of their respective owners.

References to “A$” are to the lawful currency of Australia, references to “$” are to the lawful currency of the United States of America, and references to “£” are to pounds sterling.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the ADSs. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Overview

Immutep is a leader in the development of LAG-3 related immunotherapeutic products. Our key product candidate is IMP321, which is a recombinant protein in clinical trials for the treatment of different types of cancers.

IMP321, based on the LAG-3 immune control mechanism could play a vital role in the regulation of the T cell immune response. IMP321, which is a soluble LAG-3Ig fusion protein, is an antigen presenting cell (APC) activator boosting T cell responses. IMP321 is currently in a Phase IIb clinical trial as a chemoimmunotherapy combination for metastatic breast cancer termed AIPAC (clinicaltrials.gov identifier NCT 02614833) and in a Phase I combination therapy trial in metastatic melanoma termed TACTI-mel (clinicaltrials.gov identifier NCT 02676869).

Two additional LAG-3 products (IMP731 and IMP701) including antibodies for immune response modulation in autoimmunity and cancer are being developed by Immutep’s pharmaceutical partners. Immutep is also developing an agonist of LAG-3 (IMP761) for autoimmune disease.

Corporate Information

Our legal and commercial name is Immutep Limited., which was incorporated in Australia in 1987 as Prima BioMed Ltd.

Our registered office is located at Level 12, 95 Pitt Street, Sydney 2000, New South Wales, Australia, and our telephone number is +61 2 8315 7003. Our address on the Internet is www.immutep.com. Our website address is provided as an inactive textual reference only, and the information on, or accessible through, our website is not part of this prospectus supplement.

THE OFFERING

Securities offered by us	260,000,000 ordinary shares represented by 2,600,000 ADSs.

Public offering price	$2.00 per ADS.

The ADSs	Each ADS represents 100 ordinary shares, no par value.

Depositary	The Bank of New York Mellon.

Ordinary shares outstanding before this offering	3,084,431,629 ordinary shares (including shares represented by ADSs).

Ordinary shares outstanding after this offering	3,344,431,629 ordinary shares (including shares represented by ADSs).

Use of proceeds	We intend to use the net proceeds from this offering to continue our ongoing clinical development of IMP321 (e.g., the AIPAC, TACTI-mel, and TACTI-002 studies), to continue our preclinical development of IMP761 and for other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we view as complementary to our own. See “Use of Proceeds” on page S-9.

Concurrent Private Placement	In a concurrent private placement, we are selling to purchasers of ADSs in this offering, for no additional consideration, a Purchase Warrant to purchase up to 0.80 ADSs for each ADS purchased in this offering. The Purchase Warrants will be exercisable beginning on the Initial Exercise Date at an exercise price of $2.50 per ADS and will expire three years from the effective date of a registration statement registering the sale of the Warrant Shares issuable upon exercise of the Purchase Warrants. The Purchase Warrants, the ADSs issuable upon exercise of the Purchase Warrants (which we refer to as the Warrant ADSs) and the ordinary shares represented by the Warrant ADSs (which we refer to as the Warrant Shares) are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D. See “Private Placement Transaction and Purchase Warrants” on page S-14 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in the ADSs.

NASDAQ Global Market symbol for the ADSs	IMMP

The number of ordinary shares to be outstanding after this offering amounting to 3,344,431,629 is based on 3,084,431,629 ordinary shares (including shares represented by ADSs) outstanding as of December 17, 2018 and excludes:

•	the number of ordinary shares represented by ADSs issuable upon exercise of the Purchase Warrants being offered by us in the concurrent private placement;

•	115,090,282 ordinary shares issuable upon the vesting of outstanding performance rights;

•	1,819,375 ordinary shares issuable upon the exercise of outstanding unlisted options with exercise prices ranging from A$0.04 to A$0.057 per share;

•	379,921,226 ordinary shares issuable upon the exercise of two outstanding warrants that we issued to Ridgeback Capital Investments (“Ridgeback”) in 2017[1];

•	the number of ordinary shares issuable upon the conversion of the principal amount of, and interest accrued on, the outstanding convertible notes that we issued to Ridgeback[2]; and

•	155,371,800 ordinary shares issuable upon the exercising of outstanding ADS warrants with exercise price of $2.50 per ADS.

[1]	See Note 15 to the financial statements in our 2018 annual report on Form 20-F
[2]	See Note 15 to the financial statements in our 2018 annual report on Form 20-F

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 20-F for the fiscal year ended June 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in the ADSs. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of the ADSs to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

If you purchase ADSs sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of the ordinary shares represented by the ADSs. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per ADS in this offering is higher than the net tangible book value per ADS of our outstanding ADSs. As a result, investors purchasing ADSs in this offering will pay a price per ADS that exceeds the value of our tangible assets after subtracting liabilities. Investors will incur immediate dilution of $0.0158 per ordinary share (or $1.5764 per ADS), based on the public offering price of $2.00 per ADS and the net tangible book value per ADS as of June 30, 2018. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

To the extent that the Purchase Warrants being offered by us in the concurrent private placement or other outstanding securities are exercised for, or converted into, ordinary shares or ADSs representing ordinary shares, there will be further dilution to new investors. In addition, to the extent that we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing ADS holders may experience further dilution and the new securities may have rights senior to those of the ADSs we are offering in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to continue of our ongoing clinical development of IMP321 (e.g., the AIPAC, TACTI-mel, and TACTI-002 studies), to continue our preclinical development of IMP761 and for other general corporate purposes. We also may use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we view as complementary to our own. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that may not increase our operating results or enhance the value of the ADSs.

Future sales of our ordinary shares or ADSs, or the perception that such sales may occur, could depress the price of ADSs.

After completion of this offering, all of our ordinary shares and ADSs outstanding, including the ordinary shares and ADSs we are selling in this offering, may be immediately resold. The market price of ADSs could drop significantly if the holders of these ordinary shares and ADSs sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our ordinary shares, ADSs or other securities.

The Depositary can close our ADR program for any reason and without our consent.

The Deposit Agreement governing the issuance of our ADSs permits The Bank of New York Mellon, as Depositary, to close our ADR program for any reason. In November 2018, in response to a query that the Depositary received from the Australian Securities and Investments Commission in relation to another Australian company, the Depositary closed ADR programs for new issuances for several Australian companies, including Immutep. Following complaints by these companies, the Depositary re-opened the ADR programs after several days.

There is a risk that the Depositary could again close our ADR program for any reason in the future and that any such closure could adversely impact trading of the ADSs and our ability to raise capital in the United States. There can be no assurance that we would be successful in again persuading the Depositary to re-open our ADR program or, even if successful, how long the ADR program would remain closed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products and therapies in our markets;

•	our current and future research and development activities, including clinical testing and manufacturing and the costs and timing thereof;

•	sufficiency of our cash resources;

•	our ability to commercialize products and generate product revenues

•	our ability to achieve and collect milestone and royalty payments from our collaboration partners and other contract counterparties;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements, including our ability to obtain regulatory clearances;

•	our research and development and other expenses;

•	our operations and intellectual property risks;

•	our ability to remain compliant with ASX and NASDAQ’s continuing listing standards; and

•	any statement of assumptions underlying any of the foregoing.

You should read thoroughly this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus supplement, the accompanying prospectus and documents incorporated by reference may contain third-party data relating to the biopharmaceutical market for particular medical conditions that includes projections based on a number of assumptions. The biopharmaceutical market for such medical conditions may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of ADSs. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus supplement (or, in the case of the accompanying prospectus or a document incorporated by reference, the date on which the statements are made in such documents). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $4.7 million from the sale of the ADSs offered by us in this offering and the Purchase Warrants offered in the concurrent private placement, after deducting the estimated offering costs payable by us.

We intend to use the net proceeds from this offering:

•	to continue of our ongoing clinical development of IMP321 (e.g., the AIPAC, TACTI-mel, and TACTI-002 studies);

•	to continue our preclinical development of IMP761; and

•	for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we view as complementary to our own.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will have broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. The actual use and allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Pending use of the net proceeds from this offering, we may also invest these proceeds in investment-grade, interest-bearing instruments until we use them for their stated purposes.

DILUTION

Investors purchasing ordinary shares represented by ADSs in this offering will experience an immediate dilution of the net tangible book value per ordinary share. Our net tangible book value as of June 30, 2018 was A$15,192,772. Based on the June 30, 2018 exchange rate published by the Reserve Bank of Australia, this equates to $11,228,978, or $0.0037 per ordinary share ($0.3711 per ADS), based on 3,026,082,669 ordinary shares (including shares represented by ADSs) outstanding as of June 30, 2018. Net tangible book value per ordinary share is equal to (a) our total tangible assets less our total liabilities, divided by (b) the number of ordinary shares outstanding (including shares represented by ADSs).

Dilution in net tangible book value per ordinary share represents the difference between the amount per ordinary share paid by investors purchasing ordinary shares represented by ADSs in this offering and the as adjusted net tangible book value per ordinary share immediately after the completion of this offering and the concurrent private placement. After giving effect to our sale in this offering of 260,000,000 ordinary shares represented by 2,600,000 ADSs at the public offering price of $2.00 per ADS (or $0.02 per ordinary share), and after deducting estimated offering costs payable by us, our net tangible book value as of June 30, 2018 would have been $14,165,521, or $0.0042 per ordinary share and $0.4236 per ADS. This represents an immediate increase in the net tangible book value of $0.0005 per ordinary share to existing shareholders and an immediate dilution of $0.0158 per ordinary share to investors purchasing ordinary shares represented by ADSs in this offering. The following table illustrates this dilution:

Public offering price per ordinary share represented by ADSs in this offering	$0.0200
Historical net tangible book value per ordinary share at June 30, 2018	$0.0037
Increase per ordinary share attributable to investors purchasing ordinary shares represented by ADSs in this offering	$0.0005
Pro forma net tangible book value per ordinary share, as adjusted to give effect to this offering	$0.0042
Dilution to investors in this offering	$0.0158

The information above is as of June 30, 2018.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding variants, convertible notes or options over our ordinary shares.

To the extent that the Purchase Warrants being offered by us in the concurrent private placement or other outstanding securities are exercised for, or converted into, ordinary shares or ADSs representing ordinary shares, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2018 as derived from our financial statements, which are prepared, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual		As Adjusted (1)
Long-term financial liability	A$	6,645,832	A$	6,645,832
Warrant liabilities	A$	2,945,358	A$	5,330,139
Contributed equity	A$	213,232,719	A$	217,435,555
Reserves	A$	64,874,040	A$	64,874,040
Accumulated losses	A$	(244,584,832)	A$	(244,584,832)

Total capitalization and indebtedness	A$	43,113,117	A$	49,700,734

(1)

We have translated the amount of ordinary shares and warrants being offered from U.S, dollars into Australian dollars using the RBA rate as of June 30, 2018 of A$1.00 to US$0.7391. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

PRICE HISTORY OF ORDINARY SHARES AND ADSs

Our ordinary shares have traded on the Australian Securities Exchange, or ASX, since our initial public offering in July 2001. The ADSs have traded on the NASDAQ Global Market since April 2012. Each ADS represents 100 ordinary shares.

The following table sets forth, for the months indicated, the high and low closing sales prices for our ordinary shares on the ASX and the ADSs on the NASDAQ Global Market.

	Per Ordinary Share (A$)		Per ADS (US$)
	High	Low	High		Low
Fiscal Year Ended June 30,	A$	A$	US$		US$
2014	0.11	0.03	11.43	(1)	2.73	(1)
2015	0.19	0.02	21.60	(1)	1.40	(1)
2016	0.09	0.04	6.00	(1)	2.40	(1)
2017	0.04	0.03	3.30	(1)	1.70	(1)
2018	0.04	0.02	3.06		1.25

Fiscal Year Ended June 30, 2017:
First Quarter	0.04	0.04	3.30	(1)	2.67	(1)
Second Quarter	0.04	0.03	3.26	(1)	1.70	(1)
Third Quarter	0.04	0.03	3.24		2.10
Fourth Quarter	0.04	0.03	2.79		1.88

Fiscal Year Ended June 30, 2018:
First Quarter	0.03	0.02	2.22		1.40
Second Quarter	0.04	0.02	2.85		1.25
Third Quarter	0.03	0.02	2.45		1.60
Fourth Quarter	0.04	0.02	3.06		1.70

Fiscal Year Ended June 30, 2019:
First Quarter	0.049	0.03	3.93		2.33

Month Ended:
June 2018	0.04	0.03	3.06		2.15
July 2018	0.04	0.03	2.75		2.33
August 2018	0.04	0.03	2.94		2.35
September 2018	0.049	0.03	3.93		2.52
October 2018	0.056	0.04	4.21		2.70
November 2018	0.049	0.036	3.39		2.55

(1)	On December 28, 2016, we changed the ordinary share-to-ADS ratio from 30:1 to 100:1. Per ADS closing sale prices for dates prior to such change are adjusted to give effect to such change.

PLAN OF DISTRIBUTION

We have arranged for the sale of 260,000,000 ordinary shares represented by 2,600,000 ADSs pursuant to this prospectus supplement to certain selected accredited investors (collectively, the “purchasers”) under a securities purchase agreement between the purchasers and us.

The securities purchase agreement includes a right for the lead purchaser to participate in future financings by us equal to 25% of the future financing.

We established the price per ADS following negotiations with the purchasers and with reference to the prevailing market price of our ordinary shares, recent trends in such price and other factors. This offering is a best efforts offering being made directly by us, without an underwriter or placement agent. We are not required to sell any specific number or dollar amount of securities in this offering, but will use our best efforts to sell the securities offered. We will receive all of the proceeds from any securities sold in this offering.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the ADSs we sell and;

•	we will deliver to each of the investors, through the DWAC system or by book-entry, the ADSs being purchased.

We will reimburse the lead purchaser $250,000 for certain legal and other costs associated with this transaction, of which $25,000 has been reimbursed prior to the date hereof. Excluding the reimbursement of expenses of the lead purchaser, we currently estimate offering expenses of approximately $250,000.

We have agreed from the closing date until 180 days following the closing date not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any other ADSs, ordinary shares or ordinary share equivalents not issued under this offering.

Our Chief Executive Officer, Chief Scientific Officer and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exchangeable for our ordinary shares either owned as of the date of this prospectus supplement or thereafter acquired.

Closing of the purchase and sale of the securities is subject to customary closing conditions. The form of securities purchase agreement with the purchasers will be included as an exhibit to a Current Report on Form 6-K that we will furnish to the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information; Information Incorporated by Reference” below.

ADSs represented by our ordinary shares are listed on the NASDAQ Capital Market under the symbol “IMMP” and our ordinary shares are listed on the Australian Securities Exchange under the symbol “IMM.”

PRIVATE PLACEMENT TRANSACTION AND PURCHASE WARRANTS

In a concurrent private placement, we are selling to purchasers of ADSs in this offering, for no additional consideration, a Purchase Warrant to purchase up to 0.80 ADSs for each ADS purchased in this offering.

Each Purchase Warrant will be exercisable beginning on the Initial Exercise Date, which is the date of issuance of the Purchase Warrants, at an exercise price of $2.50 per ADS, subject to adjustment, and will expire 3 years from the effective date of a registration statement registering the sale of the Warrant Shares issuable upon exercise of the Purchase Warrants. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates and any other person acting as a group together with the holder or its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of our ordinary shares (including ordinary shares represented by ADSs) outstanding immediately after giving effect to such exercise, provided that, upon notice to us, the holder may increase or decrease such beneficial ownership limitation up to 9.99%, provided, further, that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

The exercise price of the Purchase Warrants and number of Warrant ADSs issuable upon exercise thereof will be subject to adjustment in the event of any share dividend or split, recapitalization, reorganization or similar transaction, as set forth in the Purchase Warrants.

If at any time after the six-month anniversary of the Initial Exercise Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant ADSs by the purchaser, then the Purchase Warrants may be exercised, in whole or in part, by means of a “cashless exercise.”

The Purchase Warrants, the Warrant ADSs and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D.

AUSTRALIAN CHANGE IN CONTROL AND DISCLOSURE OF INTEREST REQUIREMENTS

Change of Control Including the Takeover Prohibition

Under the Australian Corporations Act 2001 (Cth), or the Corporations Act, there are a number of takeover prohibitions and disclosure of interest requirements.

Takeover Prohibition under the Corporations Act

Takeovers of listed Australian public companies, such as us, are regulated among other things by the Corporations Act, which prohibits the acquisition of a relevant interest in issued voting shares in a listed company if the acquisition will lead to the person’s or someone else’s voting power (which includes that of their associates) in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (20% Prohibition), subject to a range of exceptions.

A relevant interest is defined very broadly to capture most forms of interest in shares. Generally, and without limitation, a person will have a relevant interest in securities if they:

•	are the holder of the securities or the holder of an ADS over the shares;

•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	have power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).

It does not matter how remote the relevant interest is or how it arises. If two or more people can jointly exercise one of these powers, each of them is taken to have that power. If at a particular time a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;

•	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities; or

•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities, and

•

the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, the other person is taken to already have a relevant interest in the securities.

A person will also be regarded as having a relevant interest in voting shares in a company if the non-voting securities in which the person already had a relevant interest become voting shares in the company or there is an increase in the number of votes that may be cast on a poll attached to voting shares that the person already had a relevant interest in. In these circumstances, the acquisition of the relevant interest will occur when the securities become voting shares or the number of votes increases.

Associates are defined broadly and include:

•	corporate entities owned or controlled by the person;

•	corporate entities that control the person;

•	corporate entities that are controlled by an entity which controls the person;

•	persons with whom the person has or proposes to enter into agreements with which relate to the composition of our board or the conduct of our affairs;

•	persons with whom the person is acting or is proposing to act in concert.

There are a number of exceptions to the 20% Prohibition, including, in general terms:

•	where the acquisition results from the acceptance of an offer under a formal takeover bid;

•

an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than three percentage points higher than they had six months before the acquisition;

•	an acquisition as a result of a pro-rata issue of shares;

•	an acquisition as a result of dividend reinvestment schemes;

•	an acquisition as a result of underwriting arrangements;

•	an acquisition through a will or through operation of law;

•	an acquisition which arises through the acquisition of a relevant interest in another listed company; or

•	an acquisition arising through a compromise, arrangement, liquidation or buyback.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders cancelling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches to the takeovers provisions provided in the Corporations Act.

Disclosure in relation to Substantial Shareholding and Beneficial Ownership

The Corporations Act requires that a person must give notice to us in the prescribed form generally within two business days if:

•

the person begins to have, or ceases to have, a substantial holding in us. A substantial holding will arise if a person and their associates have a relevant interest in 5% or more of the voting shares in us or the person has made a takeover bid for the voting shares in us;

•	if the person has a substantial holding in us and there is a movement of 1% or more in their holding; or

•	if the person makes a takeover bid for us.

For the purposes of the notification obligation, a relevant interest in the voting shares is defined very broadly to capture most forms of interests in our shares. Generally, a person will have a relevant interest in securities if such person is the holder of the securities, has power to exercise, or control the exercise of, a right to vote attached to the securities or has power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct control or power).

Non-compliance with the disclosure of interest requirements may result in a third party making an application to the Australian Takeovers Panel, which has the power to make orders including disenfranchisement, loss of entitlement to dividends and other payments and restrictions on transfer. A person who contravenes these obligations is liable to compensate a person for any loss or damage the person suffers because of the contravention.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (Takeovers Act).

Under the Takeovers Act, in general terms, the approval of the Australian Treasurer is required for any “foreign person” (either alone or together with any one or more of its associates), to acquire an interest of 20% or more in an Australian company where the higher of the:

•	consolidated total assets of the company as set out in its financial statements; or

•	the value of the total issued securities of the company (valued at the acquisition price),

is more than A$1,134 million in case of U.S. investors (or A$261 million for investors in certain other countries).

“Associates” is broadly defined under the Takeovers Act and includes:

•	any relative of the person;

•	any person with whom the person is acting, or proposes to act, in concert;

•	partners with whom the person carries on business and companies in which the person is a senior officer,

•	if the person is a company, any holding company, or senior officer of the company; and

•	any corporation in which a person holds a substantial interest;

•	if the person is corporation, any person who holds a substantial interest in that corporation;

•	any trustee of a trust in which a person holds a substantial interest, and

•	if the person is the trustee, a person that holds a substantial interest in the trust.

In addition, companies in which one foreign person holds an interest of 20% or more, or in which two or more foreign persons hold an aggregate interest of 40% or more, will also be considered to be a “foreign person” for the purposes of the Takeovers Act. This means that those companies would need to obtain the approval of the Australian Treasurer if they wish to acquire an interest in an Australian entity and the monetary thresholds above are satisfied.

If the necessary approvals are not obtained, the Treasurer may make a range or orders including an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. The same rule applies if the total holdings of all foreign persons and their associates already exceeds 40% and a foreign person (or its associate) acquires any further shares, including in the course of trading in the secondary market of the ADSs.

At present, we do not have total assets of A$261 million or more. At this time, our total assets do not exceed any of the above thresholds and therefore no approval would be required from the Australian Treasurer. Nonetheless, should our total assets exceed the threshold in the future, we would will be mindful of the number of ADS that can be made available, and monitor the 40% aggregate shareholding threshold for foreign persons (together with the associates) to ensure that it will not be exceeded subject to the Australian Treasurer’s approval.

The percentage of foreign ownership in our company would also be included determining the foreign ownership of any Australian company or business in which we may choose to invest.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding. The Australian Treasurer generally has 40 days to consider the application and make a decision. However, there are several ways in which this timeline may be extended. FIRB is given a broad range of powers under the Takeovers Act, and accordingly it may make information requests or other orders which essentially extend this 40 day period.

FIRB has issued a guideline titled Australia’s Foreign Investment Policy which provides an outline of the policy. As for the risk associated with seeking approval, the policy provides that the Treasurer will reject an application if it is contrary to the national interest.

Our Constitution does not impose specific limitations on a non-resident’s right to hold or vote our securities. No stamp duty will be payable in Australia on the transfer of ADSs whilst the Company is listed on the ASX.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Constitution provides that we may indemnify a person who is, or has been, an officer of the Company, to the full extent permissible by law (and not prohibited by the Corporations Act), out of our property against any liability incurred by such person as an officer of the Company and legal costs incurred in defending an action for a liability incurred by that person as an officer of the Company.

In addition, our Constitution provides that to the extent permitted by law (and not prohibited by the Corporations Act), we may pay a premium in respect of a contract insuring a person who is or has been an officer of the Company against any liability:

•	incurred by the person in his or her capacity as an officer of the Company, and

•	for costs and expenses incurred by that person in defending proceedings relating to that person acting as an officer of the Company, whether civil or criminal, and whatever their outcome.

We maintain a directors’ and officers’ liability insurance policy. We have established a policy for the indemnification of our directors and officers against certain liabilities incurred as a director or officer, including costs and expenses associated in successfully defending legal proceedings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the ordinary shares represented by the ADSs, to be issued in the offering under this prospectus supplement will be passed upon by our counsel, Baker McKenzie, Sydney, Australia.

WHERE YOU CAN FIND MORE INFORMATION

We are a public reporting company and file annual reports on Form 20-F and furnish certain other information on Form 6-K with the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ADSs offered through this prospectus, which was declared effective on June 17, 2016. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the ADSs offered for sale by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov.

Our Annual Report on Form 20-F for fiscal 2018 has been filed with the SEC and an Annual Report on Form 20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and also from Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference in the accompanying prospectus, or incorporated by reference in this prospectus supplement, are to be deemed incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they are a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus.

We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part the documents listed below, any amendments to such filings, and any future filings we make with the SEC on Form 20-F to the extent filed and not including information deemed furnished after the date of this prospectus supplement but prior to the termination of the offering of the ADSs covered by this prospectus supplement and the accompanying prospectus:

•

the information contained in Exhibits 99.1, 99.2 and 99.3 to our Current Report on Form 6-K, furnished to the SEC on December 19, 2018 (relating to the forms of Securities Purchase Agreement, Registration Rights Agreement and Purchase Warrant).

We may also choose to incorporate by reference information furnished in the future on a Form 6-K by identifying in such Form 6-K the information that is being incorporated into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, but not delivered with the prospectus supplement and the accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate. You should direct written requests to: Immutep Limited, Level 12, 95 Pitt Street, Sydney, NSW 2000, Australia, +61 2 8315 7003.

PROSPECTUS

US$60,000,000

American Depositary Shares

Representing Ordinary Shares

We may offer our ordinary shares in the form of American Depositary Shares, or ADSs, described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. This prospectus describes the general manner in which the ADSs may be offered using this prospectus. We will provide specific terms and offering prices of the ADSs in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the ADSs. Each ADS represents 30 ordinary shares, no par value.

We may offer the ADSs through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis. The prospectus supplement for each offering of ADSs will describe in detail the plan of distribution for that offering. For general information about the distribution of the ADS offered, you should refer to the section titled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The ADSs are listed on the Nasdaq Global Market under the symbol “PBMD” and the last reported sale price of the ADSs on May 26, 2016 was US$1.04 per ADS. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “PRR” and the last reported sale price of our ordinary shares on May 26, 2016 was A$0.05 per share.

Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendment or supplements to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this registration statement, we may from time to time, in one or more offerings, sell the ADSs described in the prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation.

This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our ADSs. Our business, financial condition and results of operations may have changed since those dates.

This prospectus and the information incorporated herein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. In addition, this prospectus includes certain references to ClinicalTrials.gov identifiers; such website address is provided as a textual reference only, and the information on, or accessible through, such website is not a part of this prospectus.

Prima BioMed, Immutep and CVac are our trademarks. We hold a provisional application for Prima BioMed and we are in the process of filing international applications for it. The CVac trademark has been exclusively licensed to a third party as part of a licensing transaction in May 2016. Immutep is also a trademark that has been filed in France and is now owned by us. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the ADSs being offered.

References to “U.S. dollars,” “USD” or “US$” are to the lawful currency of the United States, references to “AUD” or “A$” are to the lawful currency of Australia, and references to “£” are to pounds sterling.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

•	our product development and business strategy;

•	our future research and development activities, including clinical testing and manufacturing and the costs and timing thereof;

•	sufficiency of our cash resources;

•	any statements relating to the intention of use of proceeds;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements;

•	our research and development and other expenses;

•	our operations and intellectual property risks;

•	our ability to remain compliant with NASDAQ’s continuing listing standards; and

•	any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “contemplate,” the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in this prospectus. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the section titled “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our ADSs, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and any prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our ADSs discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Prima,” “we,” “our” or similar references mean Prima BioMed Ltd and its subsidiaries, unless otherwise indicated.

Overview

We are a globally active biotechnology company that is striving to become a leader in the development of immunotherapeutic products for the treatment of cancer. We are dedicated to leveraging our technology and expertise to bring innovative treatment options to market for patients and to maximize value to our shareholders.

Our current lead product candidate is IMP321, based on the LAG-3 immune control mechanism which we believe plays a vital role in the regulation of the T cell immune response. IMP321, which is soluble LAG-3 (fusion protein), is an antigen presenting cell activator which has completed early Phase I/II trials in different cancer indications. Two additional LAG-3 products including antibodies for immune response modulation in autoimmunity and cancer are being developed by large pharmaceutical partners.

LAG-3 (CD223) is the ‘Lymphocyte Activation Gene 3’ expressed mainly on activated T cells and NK cells, with MHC Class II molecules as its natural ligand. On activated T cells, LAG-3 is an inhibitory receptor that down-modulates their proliferation and activation when LAG-3/MHC Class II co-caps with the CD3/TCR complex. Since LAG-3 is widely expressed on T cells infiltrating human tumors, it is a prime target for an immune checkpoint blocker alongside CTLA-4 and PD-1. However, on dendritic cells, LAG-3 is an activator, causing increased antigen presentation when it binds to MHC Class II. This MHC Class II agonistic activity makes LAG-3 ideal for an immunotherapy agent since it can work with other checkpoint blockers as well as cancer vaccines and conventional chemotherapy. We believe that we are leading the field in terms of LAG-3 related product candidates.

IMP321 is a soluble dimeric fusion protein of LAG-3 and immunoglobulin designed to activate Antigen Presenting Cells (APCs). In a 30-patient Phase IIa study in HER-2-negative metastatic breast cancer, where IMP321 was administered with paclitaxel, IMP321 doubled the six-month response rate to paclitaxel, from the 25% historic control rate to 50% with IMP321-plus-paclitaxel (Response Evaluation Criteria In Solid Tumors, or RECIST criteria). We are now further evaluating IMP321 in the 211-patient AIPAC study (ClinicalTrials.gov identifier: NCT 02614833) in metastatic breast cancer, a randomized, double blind, placebo-controlled Phase IIb of IMP321-plus-paclitaxel versus paclitaxel alone, where Progression-Free Survival, or PFS, will be the Primary Endpoint. The AIPAC study started with a “safety run in” stage testing two dosages of IMP321 in 15 patients. We have also commenced TACTI-mel (ClinicalTrials.gov identifier: NCT 02676869), a Phase I trial of IMP321 together with a PD-1 checkpoint inhibitor in metastatic melanoma. This Phase I study will be a dose escalation trial to determine safety and efficacy.

IMP321 is manufactured at WuXi AppTec, a Chinese contract manufacturer. We believe that manufacturing of recombinant protein technologies in CHO cells makes the product comparatively low cost to produce relative to some other cancer therapies, while subcutaneous administration makes product delivery easy. Eddingpharm, a rapidly-growing and well-regarded Chinese specialty pharma company, holds the Chinese rights (including

Macau and Taiwan) for IMP321, and we retain rights in the rest of the world. We have agreed to collaborate with Eddingpharm on the development of IMP321 in exchange for undisclosed milestones and royalties.

We have licensed our IMP701 antagonist antibody to Costim Pharmaceuticals which was acquired in early 2014 by Novartis. Since then Novartis is our licensee. The antibody is being used to block the negative signal that is delivered to some T cells in cancer and therefore allows them to become activated. Novartis is pursuing a number of different cancer indications with this antibody that they have named LAG525, and they commenced a Phase I trial in mid-2015 (ClinicalTrials.gov identifier: NCT02460224). Milestones and royalties for this project are confidential but are generally based on industry standard structures.

We have also licensed a second antibody called IMP731 to GlaxoSmithKline (GSK). This antibody works by depleting LAG-3 positive T cells that are present in autoimmune disease and that are targeting a patient’s own tissues. Their product name is GSK2831781, and the first patient was dosed in 2015 to treat psoriasis (ClinicalTrials.gov identifier: NCT02195349). GSK will pay up to £64 million in upfronts and milestones as well as additional potential royalties. The specific terms of this deal remain confidential.

There are also a number of academic and industry collaborations taking place globally. IMP321 is being supplied to a number of parties for them to investigate in their particular models. One of these collaborations includes clinical research in Japan in cancer that is being supported by the electronics conglomerate NEC Corporation. These collaborations may potentially lead to other commercial arrangements at a future point in time.

Historically, we have also developed CVac™, an autologous ex vivo dendritic cell priming therapy that combines the cancer antigen MUC1 and the sugar mannan. In the 63-patient CAN-003 study in ovarian cancer CVac benefited women in their second remission. In May 2014, we reported that, for these patients, PFS was a median 12.9 months versus only 4.9 months for women on standard-of-care (n=20, p=0.04). In May 2015, we reported that the median overall survival, or OS, for the treated patients had not been reached at 42 months whereas for the standard-of-care patients it was 25.5 months (p=0.07). After the acquisition of Immutep in December of 2014 and undertaking a strategic review of our clinical programs, we ceased recruiting into CVac clinical studies in February 2015. On May 12, 2016, we announced an agreement with Sydys Corporation, Inc. to exclusively license the CVac program. Under the terms of the agreement, we have agreed to license to Sydys CVac-related assets, including manufacturing protocols, clinical data from Phase I and Phase II trials, patents and know-how. We will receive a 9.9% equity stake in Sydys as consideration for the assets being transferred and licenses granted. In addition, we may be eligible to receive from Sydys up to US$293 million in milestone payments as well as royalties subject to certain customary conditions being met.

Our laboratory at Châtenay-Malabry in southwestern Paris, which is headed by Professor Frédéric Triebel, is working on new potential product candidates related to LAG-3 in addition to the development work related to our existing pipeline. We believe that this organic effort is likely to further expand the pipeline in the years ahead.

Corporate Information

Prima BioMed Ltd was incorporated under the laws of the Commonwealth of Australia on May 21, 1987. The principal listing of our ordinary shares and listed options to purchase our ordinary shares is on the Australian Securities Exchange, or ASX. We filed a registration statement on Form 20-F with the U.S. Securities Exchange Commission that was declared effective on April 12, 2012, and our ADSs were listed on the NASDAQ Global Market under the symbol “PBMD” on April 16, 2012. The Bank of New York Mellon acts as our depositary, and registers and delivers our ADSs, each of which represents 30 of our ordinary shares. Our address on the Internet is www.primabiomed.com.au. Our website address is provided as an inactive textual reference only, and the information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully review the risks and uncertainties described in our Annual Report on Form 20-F filed with the SEC, and all other information contained in or incorporated by reference in this prospectus (as supplemented and amended), before deciding whether to purchase any of our ADSs. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2015, on an actual basis, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As of December 31, 2015 A$ (unaudited)
Long-term financial liability	A$	4,698,435
Contributed equity		194,376,075
Reserves		62,621,368
Accumulated losses		(216,478,287)

Total capitalization and indebtedness	A$	45,217,591

The above table is based on 2,058,297,608 ordinary shares outstanding as of December 31, 2015.

THE OFFER AND LISTING

Australian Securities Exchange

Our ordinary shares have traded on the Australian Stock Exchange, or ASX, under the symbol “PRR” since our initial public offering on July 9, 2001. The following tables set forth, for the periods indicated, the high and low end-of-day market quotations for our ordinary shares as quoted on the ASX.

	Per Ordinary Share
	High	Low
Fiscal Year Ended June 30,	A$	A$
2011	0.42	0.08
2012	0.32	0.09
2013	0.20	0.06
2014	0.11	0.03
2015	0.19	0.02

Fiscal Year Ended June 30, 2014:
First Quarter	0.11	0.04
Second Quarter	0.05	0.03
Third Quarter	0.07	0.04
Fourth Quarter	0.06	0.04

Fiscal Year Ended June 30, 2015:
First Quarter	0.05	0.04
Second Quarter	0.05	0.03
Third Quarter	0.04	0.03
Fourth Quarter	0.19	0.02

Fiscal Year Ending June 30, 2016:
First Quarter	0.09	0.05
Second Quarter	0.06	0.05
Third Quarter	0.06	0.04

Month Ended:
November 2015	0.06	0.05
December 2015	0.06	0.05
January 2016	0.06	0.04
February 2016	0.05	0.04
March 2016	0.05	0.04
April 2016	0.05	0.04
May 2016 (through May 26)	0.05	0.04

On May 26, 2016, the last trading day before the date of this prospectus, the closing sales price of one ordinary share on the ASX was A$0.05.

NASDAQ Global Market

The ADSs have traded on the NASDAQ Global Market under the symbol “PBMD” since April 16, 2012. Each ADS represents 30 ordinary shares. The following tables set forth, for the periods indicated, the high and low end-of-day market quotations for the ADSs as quoted on the NASDAQ Global Market.

	Per ADS
	High	Low
Fiscal Year Ended June 30,	US$	US$
2012 (April 16 through June 30, 2012)	7.65	2.21
2013	6.96	1.70
2014	3.43	0.82
2015	6.48	0.42

Fiscal Year Ended June 30, 2014:
First Quarter	3.43	1.10
Second Quarter	1.90	0.82
Third Quarter	1.95	1.02
Fourth Quarter	1.56	0.95

Fiscal Year Ended June 30, 2015:
First Quarter	1.20	0.99
Second Quarter	1.07	0.67
Third Quarter	0.99	0.72
Fourth Quarter	5.91	0.49

Fiscal Year Ending June 30, 2016:
First Quarter	1.80	0.93
Second Quarter	1.54	1.01
Third Quarter	1.20	0.72

Month Ended:
November 2015	1.30	1.01
December 2015	1.54	1.07
January 2016	1.20	0.77
February 2016	0.99	0.72
March 2016	1.10	0.82
April 2016	1.24	0.90
May 2016 (through May 26)	1.08	0.94

On May 26, 2016, the last trading day before the date of this prospectus, the closing sales price of one ADS on the NASDAQ Global Market was US$1.04.

Exchange Rate Information

The following tables set forth, for the periods and dates indicated, certain information regarding the rates of exchange of A$1.00 into US$ based on the historical daily exchange rates of the Australian dollar by the Reserve Bank of Australia (RBA).

The exchange rate as of May 26, 2016 is A$1.00 equals US$0.7214.

Year Ended June 30,	At Period End	Average Rate	High	Low
	US$	US$	US$	US$
2011	1.0670	0.9870	1.0958	0.8323
2012	1.0191	1.0319	1.1055	0.9500
2013	0.9275	1.0271	1.0593	0.9202
2014	0.9420	0.9187	0.9672	0.8716
2015	0.7680	0.8382	0.9458	0.7114

	High	Low
Month	US$	US$
July 2015	0.7713	0.7289
August 2015	0.7397	0.7114
September 2015	0.7209	0.6924
October 2015	0.7332	0.7038
November 2015	0.7265	0.7047
December 2015	0.7332	0.7134
January 2016	0.7223	0.6867
February 2016	0.7240	0.7015
March 2016	0.7657	0.7132
April 2016	0.7812	0.7535
May 2016 (through May 26)	0.7607	0.7191

SHARE CAPITAL

Ordinary Shares

The following description of our ordinary shares is only a summary. We encourage you to read our Constitution which is included as an exhibit to the registration statement of which this prospectus forms a part. We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law. As of December 31, 2015 and March 7, 2016, we had a total of 2,058,297,608 and 2,061,630,944 ordinary shares issued and outstanding, respectively. Based on a conversion ratio of 30:1, this equated to a total of 68,609,920 and 68,721,031 ADSs as of December 31, 2015 and March 7, 2016, respectively. No ordinary shares are held by or on behalf of Prima BioMed Ltd. In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities.

As of December 31, 2015 and March 7, 2016, our directors and senior management collectively held a total of 54,353,947 and 57,687,280 ordinary shares, respectively, and 50,696,080 and 48,849,073 performance rights, respectively. As of December 31, 2015 and March 7, 2016, our directors and senior executives also collectively held 5,204,735 and 5,204,735 options, respectively, to purchase ordinary shares which are exercisable at variable prices ranging from A$0.0774 to A$0.20 and 24,000,600 and 24,000,600 warrants, respectively, to purchase ordinary shares which are exercisable at A$0.05019.

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act 2001 and the Listing Rules of the Australian Securities Exchange and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Listing Rules of the Australian Securities Exchange, the Corporations Act 2001 and other applicable law. A general summary of some of the rights and restrictions attaching to ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.

Changes to our share capital during the last three fiscal years:

Period ended	Details	Number of shares	Total
	Share Purchased Plan	77,083,450		6,166,676
	Raising Cost	—		(552,224)

As of June 30, 2013		77,083,450	A$	5,614,452

	Share Purchased Plan	85,562,500		6,845,000
	Raising Cost	—		(157,606)

As of June 30, 2014		85,562,500		6,687,394

	Bergen equity funding facility	282,128,335		23,914,480
	Ridgeback transaction	100,206,500		1,809,172
	Options and warrants exercise	52,613,924		2,647,289
	Other	87,836,501		2,657,439
	Raising Cost	—		(164,316)

As of June 30, 2015		522,785,260	A$	30,864,064

	Shares issued under Share Purchase Plan	200,000,000		10,000,000
	Ridgeback shares issued	12,136,750		209,966
	Nyenburgh Investment Partners shares issued	31,022,181		1,551,109
	Other shares issued	40,000,000		2,000,000
	Performance rights exercised	23,644,076		1,017,900
	Raising Cost	—		(281,336)

As of December 31, 2015		306,803,007	A$	14,497,639

Company’s Governing Rules

General

Our constituent document or governing rules is a Constitution. Our Constitution is subject to the terms of the Listing Rules of the ASX and the Australian Corporations Act 2001, and may be amended or repealed and replaced by special resolution of shareholders, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting, in person, by proxy, or by written ballot and entitled to vote on the resolution.

Purposes and Objects

As a public company we have all the rights, powers and privileges of a natural person. Our Constitution does not provide for or prescribe any specific objects or purposes.

The Powers of the Directors

Under the provision of our Constitution, our directors may exercise all the powers of our company in relation to:

Management of Company

The business is managed by the directors who may exercise all the powers of our company that are not by the Corporations Act 2001 or by our Constitution required to be exercised by shareholders in general meeting, subject nevertheless to any provision of our Constitution, the Listing Rules of the ASX and to the provisions of the Corporations Act 2001.

Members Approval to Significant Changes

The directors must not make a significant change (either directly or indirectly) to the nature and scale of our company activities except after having disclosed full details to ASX in accordance with the requirements of the Listing Rules of the ASX (and obtaining shareholder approval, if required by the ASX), and the directors must not sell or otherwise dispose of the main undertaking of our company without the approval of shareholders in general meeting in accordance with the requirements of the Listing Rules.

Rights Attached to Our Ordinary Shares

The concept of authorized share capital no longer exists in Australia and as a result, our authorized share capital is unlimited. All our issued and allotted ordinary shares are validly issued and fully paid. The rights attached to our ordinary shares are as follows:

Dividend Rights. The directors may declare that a dividend be paid to the shareholders according to the shareholders’ pro rata shareholdings, and the directors may fix the amount, the time for payment and the method of payment. No dividend is payable except in accordance with the Corporations Act 2001, as amended from time to time, and no dividend carries interest as against the Company.

Voting Rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person, or by proxy, attorney or representative appointed pursuant to our Constitution. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place. At the reconvened meeting, the required quorum consists of any two members present in person, or by proxy, attorney or representative appointed pursuant to our Constitution. The meeting is dissolved if a quorum is not present within 15 minutes from the time appointed for the meeting.

An ordinary resolution, such as a resolution for the declaration of dividends, requires approval by the holders of a majority of the voting rights represented at the meeting, in person, by proxy, or by written ballot and entitled to vote on the resolution. Under our Constitution, a special resolution, such as amending our Constitution, approving any change in capitalization, winding-up, authorization of a class of shares with special rights, or other changes as specified in our Constitution, requires approval of a special majority, representing the holders of no less than 75% of the voting rights represented at the meeting in person, by proxy or by written ballet, and entitled to vote on the resolution.

Reports and Notices. Shareholders are entitled to receive all notices, reports, accounts and other documents required to be furnished to members under our Constitution and the Corporations Act 2001.

Rights in Our Profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights in the Event of Liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the capital at the commencement of the liquidation paid up or which ought to have been paid up on the shares held by them respectively. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights (if any), such as the right in winding up to payment in cash of the amount then paid up on the share, and any arrears of dividend in respect of that share, in priority to any other class of shares.

Pursuant to our Constitution, our directors are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting.

Changing Rights Attached to Shares

According to our Constitution, the rights attached to any class of shares, unless otherwise provided by the terms of the class, may be varied with either the written consent of the holders of not less than 75% of the issued shares of that class or the sanction of a special resolution passed at a separate general meeting of the shares of that class.

Annual and Extraordinary Meetings

Our directors must convene an annual meeting of shareholders at least once every calendar year, within five months of our last fiscal year-end balance sheet data. Notice of at least 28 days prior to the date of the meeting is required. A general meeting may be convened by any director, or one or more shareholders holding in the aggregate at least 5% of our issued capital. A general meeting must be called not more than 21 days after the request is made. The meeting must be held not later than two months after the request is given.

Limitations on the Rights to Own Securities in Our Company

Subject to certain limitations on the percentage of shares a person may hold in our company, neither our Constitution nor the laws of the Commonwealth of Australia restrict in any way the ownership or voting of shares in our company.

Changes in Our Capital

Pursuant to the Listing Rules, our directors may in their discretion issue securities to persons who are not related parties of our company, without the approval of shareholders, if such issue, when aggregated with securities issued by our company during the previous 12-month period would be an amount that would not exceed 15% of our issued capital at the commencement of the 12-month period (or a combined limit of up to 25% of our issued share capital, subject to certain conditions, if prior approval for the additional 10% is obtained from shareholders at its annual meeting of shareholders). Other allotments of securities require approval by an ordinary resolution of shareholders unless these other allotments of securities fall under a specified exemption under the Listing Rules.

Preference Shares

The Company may issue preference shares, by approval of a special majority, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting in person, by proxy, or by written ballot and entitled to vote on the resolution. There are no preference shares issued or allotted as at the date of this prospectus.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transaction, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

Takeover Approval Provisions

Any proportional takeover scheme must be approved by those members holding shares included in the class of shares in respect of which the offer to acquire those shares was first made. The registration of the transfer of any shares following the acceptance of an offer made under a scheme is prohibited until that scheme is approved by the relevant members.

Reduction of Capital

Subject to the Corporations Act 2001 and ASX Listing Rules, the Company may resolve to reduce its share capital by any lawful manner as our directors or shareholders may approve.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act, or the Takeovers Act.

Under the Takeovers Act, as currently in effect, any foreign person, together with associates, or parties acting in concert, is prohibited from acquiring 15% or more of the shares in any company having total assets of A$252 million or more (or A$1,094 million or more in case of U.S. investors). “Associates” is a broadly defined term under the Takeovers Act and includes:

•	spouses, lineal ancestors and descendants, and siblings;

•	partners, officers of companies, the company, employers and employees, and corporations;

•	their shareholders related through substantial shareholdings or voting power;

•	corporations whose directors are controlled by the person, or who control a person; and

•	associations between trustees and substantial beneficiaries of trust estates.

In addition, a foreign person may not acquire shares in a company having total assets of A$252 million or more (or A$1,094 million or more in case of U.S. investors) if, as a result of that acquisition, the total holdings of all foreign persons and their associates will exceed 40% in aggregate without the approval of the Australian Treasurer. If the necessary approvals are not obtained, the Treasurer may make an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. The same rule applies if the total holdings of all foreign persons and their associates already exceeds 40% and a foreign person (or its associate) acquires any further shares, including in the course of trading in the secondary market of the ADSs. At present, we do not have total assets of A$252 million or more and therefore no approval would be required from the Australian Treasurer.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and make a decision. However, the Australian Treasurer may extend the period by up to a further 90 days by publishing an interim order. The Australian Treasurer has issued a guideline titled Australia’s Foreign Investment Policy which provides an outline of the policy. The policy provides that the Treasurer will reject an application if it is contrary to the national interest.

If the level of foreign ownership exceeds 40% at any time, we would be considered a foreign person under the Takeovers Act. In such event, we would be required to obtain the approval of the Australian Treasurer for our company, together with our associates, to acquire (i) more than 15% of an Australian company or business with assets totaling over A$231 million; or (ii) any direct or indirect ownership in Australian residential real estate and certain non-residential real estate.

The percentage of foreign ownership in our company would also be included determining the foreign ownership of any Australian company or business in which it may choose to invest. Since we have no current plans for any such acquisition and do not own any property, any such approvals required to be obtained by us as a foreign person under the Takeovers Act will not affect our current or future ownership or lease of property in Australia.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

Australian law requires any off market transfer of shares in our company to be made in writing. Otherwise, while the Company’s ordinary shares remain listed on the ASX, transfers take place electronically through the ASX’s exchange process and requirements. No stamp duty will be payable in Australia on the transfer of ADSs.

DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 30 ordinary shares (or a right to receive 30 ordinary shares) deposited with the principal Melbourne office of National Australia Bank Ltd., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our ordinary shareholders and you will not have ordinary shareholder rights. Australian law governs ordinary shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which are incorporated as exhibit 2.1 to the registration statement of which this prospectus forms a part.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•

Ordinary shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

•

Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary ordinary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

The depositary would continue to hold any property received in respect of deposited shares that is not distributed as deposited securities under the deposit agreement, in its account with the custodian or in another place it determines, for the benefit of ADS holders until that property can be distributed to ADS holders or otherwise disposed of for their benefit.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of ordinary shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares from the DRS. However, you may not know about the meeting enough in advance to withdraw the ordinary shares from the DRS and vote them directly.

The depositary will try, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we have agreed in the deposit agreement to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date. The depositary intends to use the U.S. mail to deliver all notices and any other reports and communications to the holders of ADSs. We will timely provide the depositary with such quantities of such notices, reports and communications as necessary to forward to the holders of ADSs.

U.S. Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:

US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•    Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

•    Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.05 (or less) per ADS	• Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs, i.e., US$5.00 or less per 100 ADSs (or portion of 100 ADSs)	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

US$0.05 (or less) per ADSs per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of ordinary shares on our ordinary share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or ordinary share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to the holders of ADSs holder any proceeds, or send to the holders of ADSs any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our ordinary shares Reclassify, split up or consolidate any of the deposited securities

•   The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal ordinary share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

•   The depositary may, and will if we ask it to, distribute some or all of the cash, ordinary shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at an ordinary shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares.

•	When you owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release generally to a number that represents not more than 30% of the ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement shall not constitute negligence or bad faith on the part of the depositary.

Ordinary Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

PLAN OF DISTRIBUTION

We may sell the ADSs in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	to our shareholders under a rights entitlement offering;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of the ADSs will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the offered ADSs and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered ADSs may be listed.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the ADSs may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the ADS are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the ADSs, the ADSs will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our ADSs may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those ADSs.

We may grant to the underwriters options to purchase additional ADSs to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sale of ADSs in respect of which this prospectus is delivered, we will sell those ADSs to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase ADSs may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the ADSs in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the ADSs so offered and sold.

Offers to purchase ADSs may be solicited directly by us and the sale of those ADSs may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those ADSs. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase ADSs from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the ADSs shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the ADSs, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the ADSs in accordance with a redemption or repayment pursuant to the terms of the ADSs. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the ADSs they remarket.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the ADSs under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the ADSs under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of ADSs, persons participating in the offering, such as any underwriters, may purchase and sell ADSs in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the ADSs, and syndicate short positions involve the sale by underwriters of a greater number of ADSs than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the ADSs sold in the offering for their account may be reclaimed by the syndicate if the ADSs are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ADSs, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If ADSs are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional ADSs to all our eligible shareholders, as at a specified future record date. Under applicable ASX Listing Rules, shareholder approval is not required for a pro rata rights entitlement offering, nor is the issuance of ADSs to an underwriter of any ADSs not taken up by the eligible shareholders under such an offering.

We will pay all expenses of the registration of the ADSs, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon any of our directors and executive officers or on us;

•

enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

LEGAL MATTERS

The validity of the ordinary shares represented by the ADSs being offered hereby and certain other legal matters will be passed upon by K&L Gates LLP.

EXPERTS

The financial statements of Prima BioMed incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Immutep S.A.S. for the period from January 1, 2014 to December 12, 2014 and the year ended December 31, 2013 incorporated in this prospectus by reference have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. Each prospectus supplement describing an offering of ADSs will reflect the estimated expenses relating to the offering of ADSs under that prospectus supplement. All amounts are estimated except the SEC registration filing fee. All of the expenses below will be paid by us.

SEC registration fee	US$	6,042
Accounting fees and expenses	US$	*
Legal fees and expenses	US$	*
Printing expenses	US$	*
Depositary fees and expenses	US$	*
Miscellaneous expenses	US$	*

Total	US$	*

*	To be provided upon amendment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a public reporting company and file annual reports on Form 20-F and furnish certain other information on Form 6-K with the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ADSs offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the ADSs offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.primabiomed.com.au. Information contained in, or accessible through, our website does not constitute a part of this prospectus or the registration statement of which it is a part.

We are a “foreign private issuer” as defined under Rule 405 of the Securities Act. As a result, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act and the insider reporting and short-swing profit provisions under Section 16 of the Exchange Act. We intend to fulfill the informational requirements that do apply to us as a foreign private issuer under the Exchange Act. We will also be subject to the informational requirements of the ASX and the Australian Securities and Investments Commission. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the ASX and the Australian Securities and Investment Commission. Our public filings with the ASX are electronically available from the ASX’s website (www.asx.com.au), and you may call the Australian Securities and Investments Commission at +61 3 5177 3988 for information about how to obtain copies of the materials that we file with it.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the documents listed below, any amendments to such filings, and any future filings we make with the SEC on Form 20-F to the extent filed and not including information deemed furnished after the date of this prospectus but prior to the termination of the offering of the ADSs covered by this prospectus:

•	our Annual Report on Form 20-F for the year ended June 30, 2015, filed with the SEC on October 30, 2015; and

•	the information contained in Exhibits 99.1, 99.2, 99.3 and 99.4 to our Current Report on Form 6-K, furnished to the SEC on May 27, 2016.

We may also choose to incorporate by reference information furnished in the future on a Form 6-K by identifying in such Form 6-K the information that is being incorporated into this prospectus and the registration statement of which it is a part.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Prima BioMed Ltd

Level 12, 95 Pitt Street

Sydney, 2000 New South Wales

Australia

+61 (0)2 8315 7003

260,000,000 Ordinary Shares represented by

2,600,000 American Depositary Shares

PROSPECTUS SUPPLEMENT

December 18, 2018